Exhibit 23-c




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-8) of our reports dated April 22, 1999, with respect to the financial statements and supplemental schedules included in Ameritech Corporation's Annual Reports on Form 11-K for the Ameritech Savings Plan for Salaried Employees and for the Ameritech Savings and Security Plan for Non-Salaried Employees, both for the year ended December 31, 1998, and to all references to our firm included in this registration statement.


                                         ARTHUR ANDERSEN LLP


Chicago, Illinois
October 7, 1999